SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Commission File Number 333-177406

Chimera Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	45-2941876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd Suite 4100
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (832) 390-2334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS

Effective October 10, 2012, Charles Grob resigned from all positions held with the Chimera Energy Corp. (the “Company” or “Chimera”), including resigning as Chairman of the Board of Directors.  There was no disagreement between the Company and Mr. Grob at the time of his resignation from the Board of Directors.

Also on October 10, 2012, the Company’s Shareholders appointed Baldemar Rios as sole Director, CEO and Corporate Secretary.  Mr. Rios will serve as a director until his successor has been elected at the next annual meeting of the Company's shareholders or until his earlier resignation, removal, or death.  Mr. Rios has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Baldemar Rios, age 54, has held various positions in in a diverse range of energy related industries and operated his own businesses for more than 30 years.

Most recently, from 1993 to late 2010, Mr. Rios served as the President and CEO of Projects & Industrial Products, LP, a Houston based enterprise focused on engineering services related to petrochemical and refining facilities.

Prior to 1993, Mr. Rios was involved in a variety of companies, generally in the capacity of a chemical engineer.

Mr. Rios does not currently have any employment agreement in place with the Company.

Mr. Rios was not appointed pursuant to any arrangement or understanding between Mr. Rios and any other person.

ITEM 8.01:	OTHER EVENTS

On October 10, 2012, Chimera posted to the Company’s website a shareholder letter from the CEO, Baldemar Rios.

This shareholder letter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number       Description

99.1	Shareholder Letter from Baldemar Rios, dated October 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chimera Energy Corp.

By:      /s/ Baldemar Rios
Baldemar Rios
Chairman and CEO

Date:  October 10, 2012